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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): June 20, 2000


                         FOXMOOR INDUSTRIES LTD.
           (Exact Name of Registrant as Specified in Its Charter)


                                 Delaware
                        (State of Incorporation)


           000-11333                           84-0862501
    (Commission File Number)       (I.R.S. Employer Identification No.)


       Giesshubelstrasse 15, Postfach 384, Zurich 8045, Switzerland (Address of Principal Executive Offices, including Zip Code)


                               411-283-6767
           (Registrant's Telephone Number, including Area Code)


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ITEM 5.   OTHER EVENTS.

Effective June 20, 2000, Foxmoor Industries, Ltd. ("Foxmoor" or the "Company") concluded a settlement of all claims by the Company against its former President, Mr. W. Ross C. Corace, and related persons and entities (collectively the "Settlors") pursuant to a settlement agreement which had previously been signed by all parties in November 1999. In settlement of the Company's claims, the Settlors have transferred to Foxmoor: (i) a model train collection; (ii) 50.2% of the common shares of a private corporation ("PrivateCo") whose principal asset consists of approximately 2,000 acres of undeveloped land in West Virginia; and (iii) 341,641 Foxmoor shares for cancellation (the "Transferred Assets").

In order to monetize the Transferred Assets, Foxmoor has sold the model train collection for net proceeds of $57,300 and has reached an agreement with the minority shareholders of PrivateCo to liquidate PrivateCo's assets and dissolve the company. Foxmoor is unable to determine at this time the amount of proceeds from the liquidation of PrivateCo's assets or the amount to be realized by Foxmoor therefrom.

The board of directors of Foxmoor is now comprised of John Musacchio and Young J. Rhee. John Musacchio has also been appointed to act as President of the Company.


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                                 SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            FOXMOOR INDUSTRIES LTD.

                                            By:  /s/ John Musacchio
                                                -------------------------
                                                John Musacchio
                                                President

Date:  June 27, 2000